Exhibit 1.1

ARTICLES OF INCORPORATION

CHAPTER  I. GENERAL PROVISIONS

Article 1.  Name of the Corporation

The Name of the corporation in Korea shall be Chusik Hoesa Webzen, and in English Webzen Inc. (hereinafter referred to as “the Company”)

Article 2.  Purposes

The Purpose of the Company is to engage in the following business activities;

1.	to develop online games;

2.	to engage in the internet business;

3.	to develop and distribute software;

4.	to provide software consulting;

5.	to engage in the business of wholesale, retail, trade and brokerage of software;

6.	to engage in the business of real property lease;

7.	to provide value-added communication services;

8.	to engage in character business;

9.	to engage in publishing business

10.	to engage in import/export business; and

11.	to engage in any and all business activities incidental to the foregoing activities;

Article 3.  Location of the Head Office

1.	The head office of the Company shall be located in Seoul, Korea.

2.	The Company may establish branch offices, other liaison offices or subsidiaries ant any locations in or outside Korea upon resolution by the Board of Directors.

Article 4.  Notice

Public notices by the Company shall be given through its Internet homepage (www.webzen.com) .

However, the notice shall be given by publication in the Korea Economic Daily when it is not able to give public notices through its Internet homepage because of computer problems or other reasons that cannot be remedied in the reasonable period of time.

CHAPTER II. SHARES

Article 5.  Total Number of Authorized Shares

The total number of shares the Company is authorized to issue is sixty million (60,000,000) shares.

Article 6.  Par Value per Share

The par value of each share of the Company shall be five hundred (500) Korean Won per share.

Article 7.  Number of Shares to be Issued at the Time of Incorporation

The total number of shares to be issued at the time of incorporation shall be one hundred and four thousand (104,000) shares (par value five hundred (500) Korean Won per share).

Article 8.  Issuance and Type of Share Certificate

1.	The shares certificate issued by the Company shall be in registered form

2.	The share certificate shall be issued by the Company in 8 denominations; one (1), five (5), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000).

Article 9. Type of Shares

The types of shares issued by the Company shall be common shares and preferred shares, both in registered form.

Article 10. Number of Contents of Preferred Shares

1.	The number of preferred stock to be issued shall be limited to 50/100 shares of the total number of shares to be issued under Article 5.

2.	The minimum dividend rate at annum for preferred stock shall be 3% of the par value.

3.
If the Company is left with profits payable as dividends after having paid the dividends for preferred stock and for the common stock at the same rate as the preferred stock, the Company shall pay dividends for both common and preferred stocks equally.

4.
If the Company fails to pay the prescribed amount of dividends with respect to preferred stock in a given business year as prescribed in clause 2, the accumulated amount of unpaid dividend shall be paid by priority in the following business year when the dividends are paid.

5.
Shareholders of preferred stock shall not have voting rights. If a resolution has been made that certain amount of dividends shall not be paid for preferred stock, the preferred stock shall have voting rights during the time from the shareholders' meeting following the shareholders' meeting when such resolution is made until the end of the shareholders' meeting in which a resolution is made that dividends shall be paid by priority for the preferred stock.

6.
If the company increases its capital by issuance of common shares or bonus shares, the new shares to be assigned to preferred shareholders shall be common shares in the case of issuance of common shares and shall be the preferred shares of the same class in the case of a bonus issue.

7.
Preferred stock shall be converted to common stock after 10 years from the issuance date. If the prescribed amount of dividends has not been paid during the above period, such period shall be extended until the dividend payment is completed.

8.	The provision of Article 15 shall be applied with respect to the dividends resulting from the new shares issued as prescribed under clause 6.

Article 11. Pre-emptive Right

1.	The existing shareholders of the Company shall have pre-emptive rights to subscribe, in proportion to their respective shareholdings, for such new issued shares to be issued by the Company.

2.	Notwithstanding paragraph 1, the new shares may be allocated to persons other than the existing shareholders of the Company by a resolution of the Board of Directors in the following cases:

(1)
issuance of new shares in the form of capital increase through a public offering by a resolution of the Board of Directors in accordance with the provisions of Article 165-6 of the Capital Market and Financial Investment Business Act not exceeding 20/100 of total number of issued and outstanding shares;

(2)	in the case of assigning shares to the members of the Employee Stock Ownership Association in preference to others within the scope of 20% of the total number of shares to be issued;

(3)
allocation and issuance of new shares for the purpose of obtaining foreign investment under the Foreign Investment Promotion Act or allocation or issuance of new shares to a domestic company that operates a venture finance and/or venture capital business in order to meet the Company’s business requirements;

(4)
issuance of new shares to the domestic/overseas finance companies or institutional investors to meet the Company’s urgent funding requirement, not exceeding 20/100 of total number of issued and outstanding shares;

(5)	issuance of new shares to strategic alliance companies for the inducement of technology;

(6)	issuance of new shares due to the exercise of stock options in accordance with Article 542-3 of the Commercial Act; and

(7)	issuance of new shares due to the issuance of depositary receipts (“DRs”) in accordance with the provision of Article 165-16 of the Capital Market and Financial Investment Business Act.

(8)	in the case of new shares being issued due to exercise of employees stock options pursuant to the provision of Article 32, Clause 2 of the Employees Welfare Act.

3.	Under Article of Incorporation Article 11-2 by issuing new shares and the number and type of issue price may be resolved by Board of Directors

4.
The disposition of any shares resulting from waiving or loss of the preemptive rights or any fractional shares incurred while assigning new shares shall be disposed of by the means determined by the resolution of the Board of Directors.

Article 12. Capital Increase by Public Offering, etc.

1.
The Company may issue new shares, to the extent not exceeding 50/100 of the total number of issued and outstanding shares, by way of a capital increase through a public offering decided by a resolution of the Board of Directors in accordance with the provision of Article 165-6 of the Capital Market and Financial Investment Business Act.

2.
The Company may issue DRs, to the extent not exceeding the total number of issued and outstanding shares, by a resolution of the Board of Directors in accordance with the provision of Article 165-16 of the Capital Market and Financial Investment Business Act.

3.
The Company may issue new shares, to the extent not exceeding 20/100 of the total number of issued and outstanding shares, by a resolution of the Board of Directors, (i) to foreign investors to obtain necessary foreign investment under the Foreign Investment Promotion Act; (ii) to domestic/overseas finance companies to induce urgent funding; or (iii) to strategic alliance companies to induce technology or marketing cooperation.

4.
In the case the Company issues new shares pursuant to Article 12(1) through 12(3) above, the type, number and issue price of shares to be issued shall be decided by a resolution of the Board of Directors, provided that the issue price of the new shares shall be not less than the price calculated by the provision of Article 176-8 of the Enforcement Decree of the Financial Investment Service and Capital Market Act.

Article 13. Stock Purchase Option

1.
The Company may grant stock options for its officers and employees to the extent not exceeding 15/100 of the total number of issued and outstanding shares by the special resolution of the General Meeting of Shareholders in accordance with the provision of Article 542-3 of the Commercial Act, provided that the Board of Directors may resolve to grant stock options not exceeding 3/100 of the total number of issued and outstanding shares.

2.
The persons eligible for the stock purchase options of Clause 1 shall be the officers or employees who have contributed or are likely/able to contribute to the establishment, management, overseas operation and technology renovation of the Company and officers and employees of the companies affiliated under the provision of Article 542-3 Commercial Act.

3.
Notwithstanding the provision of Clause 2 above, stock purchase options shall not be granted to the largest shareholder and major shareholders as well as persons in a special relationship to them. However, a person who is a specially-related party by virtue of being an officer (including any non-standing officer) of a company affiliated under the provision of Article 542-3 Commercial Act shall be exempt.

4.	The Company shall grant stock purchase options pursuant to the provisions prescribed in one of the following :

(1)	Issue new registered common stock (or registered preferred stock) at the exercise price of the stock purchase option;

(2)	Provide treasury stock (registered common stock or preferred stock) at the exercise price of the stock purchase option;

(3)	Grant/provide the difference between the exercise price of the stock purchase option and the then current market price in cash or treasury stock.

5.	The stock option to be granted to each officer or employee cannot exceed 10/100 of the total number of issued and outstanding shares.

6.	Stock options may be cancelled by a resolution of the Board of Directors in each of the following cases:

(1)	An officer or employee who has been granted stock purchase options voluntarily resigns or retires;

(2)	Dismissal from his or her office or submission to a disciplinary measure after an officer or employee caused damage to the Company, whether intentionally or by gross negligence; or

(3)	Company is unable to accept the exercise of stock purchase options due to the bankruptcy or dissolution of the Company

(4)	Other reasons for cancellation as prescribed in the stock option grant agreement.

7.
Stock options shall be exercisable after two years of employment from the stock option grant date and before seven years from the date of his or her employment with the Company. However, if such person dies, reaches the retirement age, or resigns or retires due to a reason not attributable to him or her within two years of the resolution date provided in Clause 1, he or she may exercise his or her stock purchase option during the exercise period.

8.
The exercise price per share to be delivered upon exercising the stock option shall exceed the following prices, and the same shall also apply in the case of an adjustment to the exercise price after the grant of such stock option:

(1)	If the new shares are issued and delivered, the higher of:

i.	The market price of shares evaluated in accordance with Article 340-2(4) of the Commercial Act as of the stock option grant date; or

ii.	Par value of the relevant share

(2)	In cases other than that of the foregoing paragraph 1, the market price of shares as appraised in subsection (a) above

9.	The provision of Article 15 shall apply to the dividends of the new shares issued under the exercise of stock purchase options.

Article 14. Employee Stock Purchase Option

1.
The company may grant employees stock purchase option within 15% of the total number of shares issued prescribed under the provision of the Employees Welfare Act Article 32, Clause 2. However, the Company may grant shares up to 3/100 of the total number of issued and outstanding by a resolution of the Board of Directors. Shares being issued or transferred due to the exercise of the employee stock purchase option will be in the form of registered common stock.

2.	Shares being issued or transferred due to the exercise of the employee stock purchase option will be in the form of registered common stock.

3.	Employees stock purchase option cannot exceed 6 million (6,000,000) won per person yearly, based on the date of grant (computed based on the exercise price).

4.
He or she who has been granted employee stock option may exercise his or her employees stock purchase option after 6 months and within two years from the resolution date provided in Clause 1. However, such person may exercise the options during or after a set certain period by the resolution of Clause 1.

5.
The exercise price per share to be delivered upon exercising the stock option shall exceed 80/100 of the market price of shares evaluated under the provision of the Employees Welfare Act Article 11, Clause 2. However, in the case of issuing new shares, if the market price of the share is lower than the par value of the share, the exercise price per share to be delivered upon exercising the stock option will be the par value.

6.	Employees stock purchase options may be cancelled by a resolution of the Board of Directors in each of the following cases:

(1)	Submission to a disciplinary measure after an officer or employee caused damage to the Company, whether intentionally or by gross negligence;

(2)	Company is unable to accept the exercise of stock purchase options due to the bankruptcy or dissolution of the Company

(3)	Other reasons for cancellation as prescribed in the stock option grant agreement.

7.	The provision of Article 15 shall apply to the dividends of the new shares issued under the exercise of employees stock purchase options.

Article 15. Dividend Calculation Date of New Shares

In the event the Company issues new shares as a result of a capital increase with or without consideration or share dividends, the new shares shall be considered as issued at the end of the fiscal year immediately preceding the fiscal year when the shares have been issued.

Article 16. Cancellation of Shares

1.	The Company may cancel shares within profits by a resolution of the Board of Directors.

2.	The cancellation of shares pursuant to subsection (1) above shall be made by way of the Company acquiring its own shares, not exceeding 20/100 of total number of issued and outstanding shares.

Article 17. Transfer Agent

1.	The Company shall retain a transfer agent to make entries in the Registry of Shareholders.

2.	The transfer agent, its place of business and the scope of its duties shall be determined by the Board of Directors of the Company and shall be publicly announced.

3.
The transfer agent shall keep the Registry of Shareholders or a duplicate thereof at the location of its service. The transfer agent shall make entries in the Registry of Shareholders, register the creation and cancellation of pledges, record shares in trust, issue share certificates, receive reports, and perform other duties relating to the Company’s shares.

4.	The responsibilities of the transfer agent described in subsection (3) above shall be performed in accordance with the Regulations on Securities Transfer Agency Services.

Article 18. Report of Addresses, Name and Seal of signature of Shareholders

1.	The shareholders and registered pledgees shall report to the transfer agent their names, addresses, and seal impressions or signatures.

2.	The shareholders and registered pledgees who reside in foreign countries shall report to the transfer agent their provisional addresses and agents in Korea to which notices may be sent.

3.	The same shall apply in case of any changes in matters referred to in clause (2) above.

Article 19. Closing of the Registry of Shareholders and Record Date

1.	The Company shall suspend entries of alterations in the Registry of Shareholders from January 1 through January 31 of each year.

2.
The Company may deem any shareholders registered in the Registry of Shareholders on the last day of each fiscal year to exercise their rights as shareholders at the General Meeting of Shareholders related to such fiscal year.

3.	The Company may, by a resolution of the Board of Directors, and with advance public notice of at least two weeks, if necessary for calling an extraordinary General Meeting of Shareholders or for other reasons, close the Registry of Shareholders for a period not exceeding three months, or cause the shareholders whose names appear in the Registry of Shareholders on a record date set by a resolution of the Board of Directors to exercise their rights as shareholders, provided, that if the Board of Directors deems it necessary, the Company may close the Registry of Shareholders and set the record date at the same time.

CHAPTER III. CORPORATE BONDS

Article 20. Issuance of Corporate Bonds

1.
The Company may issue convertible bonds to persons other than shareholders, provided that the sum of the face value of the issued convertible bonds shall not exceed one hundred billion (100,000,000,000) won, in the following cases:

(1)	Issuing convertible bonds by general public offering;

(2)
allocation and issuance of convertible bonds for the purpose of obtaining foreign investment under the Foreign Investment Promotion Act or allocation and issuance of convertible bonds to a domestic company that operates a venture finance and/or venture capital business to meet the Company’s business requirements;

(3)	issuance of convertible bonds to domestic or overseas finance companies to meet the Company’s urgent funding requirement; or

(4)	issuance of convertible bonds to strategic alliance companies for the inducement of technology.

2.
The convertible bonds referred to in Clause (1) above may be issued on the condition that conversion rights will be attached to only a portion of the convertible bonds by a resolution of the Board of Directors.

3.
The shares to be issued upon conversion shall be common shares or preferred shares. The conversion price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of convertible bonds.

4.
The conversion period shall commence three months after the date of issuance of the convertible bonds and end on the date immediately preceding the date of redemption, provided that the Board of Directors may resolve to adjust the conversion period within the above period.

5.	Payment of the dividends for the new shares issued by conversion and of the interest for convertible bonds shall be subject to the provision of Article 15.

Article 21. Issuance of Bond with Warrants

1.
The Company may issue bonds with warrants to persons other than shareholders, provided that the total sum of the face value of the issued bonds with warrants shall not exceed one hundred billion (100,000,000,000) won in the cases specified in Article 20 of the Articles of Incorporation.

2.
The total amount of new shares which may be subscribed for by the holders of the bonds with warrants shall be determined by the Board of Directors, provided that total amount of such new shares shall not exceed the face value of the bonds with warrants.

3.	The shares to be issued upon exercise of warrants shall be common shares, or preferred shares. The issue price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of bonds with warrants.

4.
The warrant exercise period shall commence three months after the date of issuance of the bonds with warrants and end on the date immediately preceding the redemption date. The Board of Directors may resolve to adjust the warrant exercise period within the above period.

5.	The allocation of dividends payable to the shares to be issued upon the exercise of warrant and the payment of interest on the bonds with warrants shall be made in accordance with Article 15.

Article 22. Issuance of Exchangeable Bond

The Company may issue an exchangeable bond, provided that the total sum of the face value of the issued exchangeable bond shall not exceed one hundredbillion(100,000,000,000)won.

Article 23. Applying Regulations for Bond Issuance

The Article 17 and Article 18 hereof shall apply to the issuances of bonds.

CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS

Article 24. Convening of General Meetings of Shareholders

1.	The General Meeting of Shareholders shall be of two types: Ordinary and Extraordinary.

2.
An Ordinary General Meeting of Shareholders shall be held within three months after the end of each fiscal year and an Extraordinary General Meeting of Shareholders may be convened at any time necessary.

Article 25. Authority to Convene

1.
Except as otherwise prescribed by other laws and ordinance, all General Meetings of Shareholders shall be convened by the Representative Director in accordance with a resolution of the Board of Directors.

2.	In the absence of the Representative Director, Article 38(2) hereof shall apply to the authority to convene.

Article 26. Notice of General Meetings

1.
In convening a General Meeting of Shareholders a written notice shall be given to each shareholder at least two weeks prior to the day set for such meeting. The notice shall state the agenda of the meeting and the time and place of the meeting.

2.
The written notice of a General Meeting of Shareholders to be given to shareholders who do not hold more than 1/100 of the total number of issued and outstanding shares entitled to vote may be replaced by public notice; provided, however, that at least two public notices each in the Daily Newspaper published in Seoul, Korea, or Financial Supervisory Service, or Repository of Korea’s Corporate Filings’ Data Analysis, Retrieval and Transfer Sysem(DART) shall be given two weeks prior to the date set for such meeting. Each public notice shall state the agenda of the meeting and the time and place of the meeting.

3.
In the event of convening a meeting by written notice as set forth in foregoing subsection (1) for the election of a Director, such notice shall contain the name, career history and other information of the Director candidate in accordance with the Articl 542-4(2) of the Enforcement Decree of the Commercial Act.

4.
In the event of convening a meeting by notices as set forth in foregoing subsection (1) or (2), such notice shall include the information regarding the management and operation of the Company as set forth in Article 542-4(3) of the Commercial Act. However, such requirement may be satisfied, if such information is available for inspection at the head or branch office of the Company, Internet Homepage, the office of transfer agent, the office of Financial Supervisory Commission (“FSC”), and/or the office of the Korea Exchange.

Article 27. Place of the Meeting

The General Meeting of Shareholders shall be held at the head office of the Company; provided, however, such meetings may also be held at any other adjacent place as deemed necessary.

Article 28. Chairman of the Meeting

1.	The Representative Director shall be the Chairman of the General Meeting of Shareholders.

2.	In the absence of the Representative Director, the other Director appointed by the Board of Directors shall be the Chairman.

Article 29. Chairman’s Authority to Maintain Order

1.
The Chairman of the General Meeting of Shareholders may order any person who purposely speaks or takes actions to disturb a General Meeting to be prohibited from speaking, to retract his or her words or to be dismissed from the meeting. A person who is so ordered by the Chairman shall comply with the Chairman’s order.

2.
The Chairman of the General Meeting of Shareholders may restrict the time and number of shareholders speeches when he deems such action to be necessary for the proceedings to be conducted in an effective manner.

Article 30. Divergent Exercise of the Voting Right

1.
If any shareholder who holds two or more voting rights wishes to exercise his or her voting rights in divergent way, he or she must notify the Company thereof and provide his or her reasons in writing three days prior to the meeting date.

2.	The Company may not accept divergent exercise of voting rights by a shareholder, except when a shareholder has taken over shares in trust or is holding shares on behalf other individuals.

Article 31. Voting by Proxy

1.	A shareholder may exercise his or her voting right by proxy.

2.
The proxy holder referred to foregoing subsection (1) shall file with the Company a document evidencing his or her authority (power of attorney) prior to the General Meeting of Shareholders at which he or she will act as proxy.

Article 32. Method of Resolution at the General Meeting of Shareholders

1.
All resolutions of a shareholders' meeting shall be adopted by an affirmative vote of a majority of the voting rights of the shares represented at the meeting and one quarter of the total issued shares, unless otherwise required by law and the Articles of Incorporation.

2.
The following items shall be adopted by an affirmative vote of not less than 2/3 of the voting rights of the shareholders present at the General Meeting and of at least 1/3 of the total issued and outstanding shares:

(1)	Any amendment to a provision of the Articles of Incorporation of the Company;

(2)	The removal of the Directors and Statutory Auditor;

(3)	Reduction of the paid-in capital;

(4)	A merger or dissolution of the Company;

(5)	Transfer of all or substantially all of the assets and business of the Company;

(6)	Taking over of all of the assets and business of another company; or

(7)	Other matters as required by applicable laws.

CHAPTER V. DIRECTORS, BOARD OF DIRECTORS, STATUTORY AUDITORS

Article 33. Minutes of General Meeting of Shareholders

1.	The minutes shall be recorded at the proceeding of the General Meeting of Shareholders.

2.
The substance of the course of the proceedings of a General Meeting of Shareholders and the results thereof shall be recorded in the minutes. The minutes shall bear the names and signatures or seal impressions of the Chairman and Directors present at the meeting, and shall be kept at the Company’s principal office and branches.

Article 34. Number of Directors

1.	The Company shall have at least three and not more than eight directors, and number of outside directors shall be one fourth of the total number of directors.

Article 35. Election of Directors

1.	The Directors shall be elected at the General Meeting of Shareholders.

2.
The Directors shall be elected by a majority vote of shares present or represented at the meeting, subject to the affirmative vote of at least 1/4 of total issued and outstanding shares of the Company.

3.	The Company shall not adopt the cumulative voting systems for election of two or more of Directors as provided in Article 382-2 of the Korean Commercial Code.

4.	The Company may not adopt the cumulative voting systems for election of two or more Directors as provided in Article 382-2 of the Korean Commercial Code.

Article 36. Term of Office

1.
The term of office of a Director and Outside Director be three years; provided, however, that if the term of office expires before the Ordinary General Meeting of Shareholders convened with respect to the fiscal year of his or her term of office, the term shall be extended until the end of the General Meeting of Shareholders.

2.	The term of office for a director who was appointed by a special/by election shall be the remainder of the predecessor's term.

Article 37. Vacancy of Directors

In the event of a vacancy in the office of Directors, a successor shall be elected by the shareholders at a General Meeting of Shareholders. However, if the number of remaining Directors is not less than the number prescribed hereof and the Company has no difficulty in performing its business, the vacancy will not be required to be filled.

Article 38. Election of Representative Director,  etc.

The Company shall elect two Representative Director and several Vice Presidents, Executive Directors and Managing Directors by a resolution of the Board of the Directors.

Article 39. Duty of the Directors

1.	The Representative Director shall represent the Company and shall be responsible for overseeing the business of the Company.

2.
Vice Presidents, Executive Directors and Managing Directors shall assist the Representative Director and perform their respective duties as may be delegated to them by the Board of Directors. In the absence of the Representative Director, they shall substitute the Representative Director in the order listed above.

Article 40. Responsibility of the Directors

1.	A director shall faithfully perform his or her duties for the sake of the Company in compliance with the law and the Articles of Incorporation.

2.	A director shall carry out his or her duties with the mind of a good fiduciary for the sake of the Company.

3.	A director shall not, not only during his or her service but also after retirement, disclose any business secret of the Company that he or she obtained while on duty.

4.
If a director discovers any incident or fact that is likely to cause a substantial damage to the Company, he or she must immediately notify the audit committee or a member of the audit committee thereof.

Article 41. Remuneration and Severance Pay for Directors

1.	The amount of the remuneration of the Directors shall be determined by a resolution of the General Meeting of Shareholders.

2.
Severance payments for Directors shall be paid in accordance with the regulations of the Company concerning severance payment for officers as adopted by the affirmative vote of not less than 2/3 of the voting rights of the shareholders present at the General Meeting for the quorum of which, the presence of at least 1/2 of the total issued and outstanding shares shall be required.

Article 42. Composition and Convening of the Board of Directors

1.	The Board of Directors of the Company shall consist of all Directors and shall resolve important matters concerning the business of the Company.

2.
In convening meetings of the Board of Directors, notice of meetings shall be given to each Director at least three days prior to the date set for such meeting; provided, however, that the above notice may be omitted with the consent of all Directors.

3.
Directors other than the director designated to convene a Board of Director's meeting under the provision of Clause 2 above may request the designated director to convene a meeting. If the designated director refuses to convene a meeting without justifiable reasons, other directors may convene a meeting.

4.	The convening process under Clause 2 above may be waived if there is a unanimous agreement by all directors and auditors.

5.	The chairman of the Board of Directors shall be the director designated to convene Board of Director's meetings under the provisions of Clauses 2 and 3.

6.	A director shall report to the Board of Directors of his or her work in progress once every three months or more often.

Article 43. Method of Resolution of the Board of Directors

1.
The quorum for the Board of Directors shall be the presence of at least more than 1/2 of the Directors, and all resolutions of the Board of Directors shall require the affirmative votes of a majority of the Directors present at the meeting of the Board of Directors.

2.
The Board may allow all or part of the directors to participate in resolutions by the teleconferencing method where every one is able to transmit and receive images and voices at the same time, without having to present at meetings. A director who participates in the meeting by teleconferencing shall be deemed as to be present at the meeting.

3.	Directors who have special interest in the matters to be resolved at the meeting of the Board of Directors shall not vote at such meetings of the Board of Directors.

Article 44. Minutes of the Meeting of Board of Directors

The proceedings and the results of the Board Meeting shall be recorded in the minutes. The minutes shall bear the names and seal impressions or signatures of the Directors present at the meeting and shall be kept at the Company’s head office.

Article 45. Committee

1.	The Company shall have committees within the Board of Directors as follows;

(1)	Audit Committee and

(2)	Other committees under the approval of the Board of Directors.

2.	The composition, authority, operation and other details pertaining to each committee shall be determined by the resolution of the Board of Directors.

3.	The provisions of Articles 41 through 43 of the Articles of Incorporation shall be applied to the committees unless specified otherwise herein.

Article 46. Advisor and Consultant

The Company may appoint one or more advisers by a resolution of the Board of Directors.

CHAPTER VI. AUDIT COMMITTEE

Article 47. Composition of Audit Committee

1.	The Company shall have an audit committee in place of auditors pursuant to the provision of Article 44.

2.	The audit committee shall be composed of three or more directors, and two thirds or more of the members shall be outside directors.

3.
In the event that the total number of shares held by the largest shareholder and a person with a special relationship with him or her or others prescribed under the provision of Article 542-12(3) Commercial Act combined exceeds 3% of the total number of the issued shares with voting rights, the shareholder shall not exercise his or her voting rights for the shares in excess thereof in electing or discharging an audit committee member who is not an outside director.

4.	The Audit Committee may, if necessary, seek assistance of experts in the areas necessary for performing their duties at the Company's expense.

Article 48. Appointment of the Chairman of the Audit Committee and Discharge of the Committee Members

1.	The Audit Committee shall by its resolution appoint a chairman who shall represent the Committee.

Article 49. Duties of the Audit Committee

1.	The Audit Committee supervises the Company’s accounting and related matters.

2.	The Audit Committee may request to convene an extraordinary shareholders' meeting by submitting a letter to the Board of Directors specifying the agenda of the meeting and reasons for convening.

3.	The Audit Committee shall make a recommendation of candidates for external auditors to the shareholders' meetings.

4.
In order to carry out its responsibilities, the Audit Committee shall have the right to request business report from the Company’s subsidiaries. If the subsidiary receiving such request does not promptly produce a report or if it is necessary to further confirm the contents of such report, the Audit Committee shall have the right to inspect the subsidiary’s business and financial condition.

5.	The Audit Committee shall take care of matters other than those under Clauses 1 to 4 as delegated by the Board of Directors.

Article 50. Audit Report of the Audit Committee

The methods and the results of the audit shall be recorded in the Audit Report. The Audit Report shall bear the name and seal impression or signature of the Audit Committee members who conducted the audit.

CHAPTER VII. ACCOUNTING

Article 51. Fiscal Year

The fiscal year of the Company shall begin on January 1 and end on December 31 of each year.

Article 52. Financial Statements

1.	The representative director shall prepare the following documents, detailed descriptions thereof, and operating reports and obtain approval of the Board of Directors.

(1)	balance sheet;

(2)	statement of profits and losses; and

(3)	statement of appropriation of retained earnings or statement of disposition of deficit.

2.	The Auditor shall examine the documents described in the foregoing subsection (1) and submit an Audit Report to the Audit Committee within six weeks after receipt of such documents.

3.	The auditors shall submit an audit report to the representative director president one week prior to the ordinary shareholders' meeting.

4.
The representative director - president shall keep the documents enumerated in Clause 1 above and the audit report at the headquarter of the Company for five years from one week prior to the date of the ordinary shareholders' meeting and the copies thereof at the branch offices for three years.

5.
The representative director shall submit the documents enumerated in Clause 1 above to the ordinary meeting of shareholders and obtain approval of the shareholders. He or she shall also submit and report to the ordinary shareholders' meeting operating report of the Company.

6.
The representative director shall submit the documents enumerated in Clause 1 above to the ordinary meeting of shareholders and obtain approval of the shareholders. He or she shall also submit and report to the ordinary shareholders' meeting operating report of the Company.

Article 53. Appointment of External Auditors

With respect to appointing external auditors, the Company shall obtain approval of the External Auditor Nomination Committee (or the Audit Committee) pursuant to the provisions of the Act on External Audit of Stock Companies and shall report appointment of external auditors at the immediately subsequent Annual General Shareholders’ Meeting or provide notice to shareholders before the end of fiscal year by delivering written notification or by posting such information on the Company’s website.

Article 54. Disposition of Profits

1.	The Company shall dispose of unappropriated retained earnings as of the end of each fiscal year as follows:

(1)	earned surplus reserves;

(2)	other statutory reserves;

(3)	dividends;

(4)	temporary reserves; and

(5)	other appropriations of earned surplus.

Article 55. Payment of Dividends

1.	The Company may distribute dividends in cash or shares.

2.
In case of distribution of dividends in shares, if the Company has issued different classes of shares, the dividend distribution may be made in shares of different classes by a resolution of the General Meeting of Shareholders.

3.	Dividends shall be paid to shareholders and registered pledgees whose names appear in the Registry of Shareholders as of the last day of each fiscal year.

Article 56. Quarterly Dividends

1.
The Company may declare quarterly dividends to the current shareholders as of end of March, June, and September from the commencement of the business year pursuant to Article 165-12 of the Capital Market and Financial Investment Business Act upon the resolution of the Board of Directors. The quarterly dividends shall be paid in cash.

2.	The resolution under Clause 1 above shall be made within 45 days of the record date stipulated in Clause 1.

3.	The resolution under Clause 1 above shall be made within 45 days of the record date stipulated in Clause 1.

(1)	Amount of the paid-in capital of the preceding business year;

(2)	Sum of the capital surplus reserve and earned surplus reserve that have been accumulated until the preceding business year;

(3)	Amount declared to be distributed or paid from profits by the ordinary shareholders' meeting of the preceding business year;

(4)	Voluntary reserve fund accumulated until the preceding business year for the special purposes in accordance with the provisions of the Articles of Incorporation or by the resolution of the shareholders' meeting; and

(5)	Earned surplus reserve to be reserved for the current business year as a result of the quarterly dividends payment.

4.
The new shares (including those issued as a result of conversion of the reserves to equity, stock dividend, claim for conversion of the convertible bonds, and exercise of warrants for bonds with warrants) have been issued after the commencement of a business year and prior to the date set forth in Clause 1, such new shares shall be deemed to have been issued at the end of the preceding business year for the purpose of quarterly dividends. However, new shares that were issued after the payment of quarterly dividends shall be deemed to have been issued immediately after the base date of the quarterly dividends.

5.	The quarterly dividends for preferred stock of Article 10 shall be subject to the same dividend rates as the common stock.

Article 57. Statute of Limitation for the Right to Dividend Payment

1.	The right to dividend payment shall expire by prescription unless it is exercised within five years.

2.	Dividends to which a claim has expired pursuant to subsection (1) shall revert to the Company.

Addendum

1.	These Articles are enacted on April 28, 2000

2.	These Articles are amended on May 25, 2001

3.	These Articles are amended on July 10, 2002

4.	These Articles are amended on February 28, 2003

5.	These Articles are amended on March 26, 2004

6.	These Articles are amended on March 28, 2006

7.	These Articles are amended on March 28, 2007

8.	These Articles are amended on March 27, 2009

9.	These Articles are amended on March 26, 2010. Except for Article4 which is deemed to be amended on May 29, 2010.

10.	These Articles are amended on June 04. 2010